As filed with the Securities and Exchange Commission on August 2, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OBSIDIAN ENERGY LTD.

(Exact name of Registrant as Specified in its Charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Suite 200, 207—9th Avenue S.W., Calgary, Alberta, Canada T2P 1K3; (403) 777-2500

(Address of Principal Executive Offices)

Puglisi & Associates, 850 Library Ave, Suite 204, Newark, Delaware 19711; (302)-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen E. Loukas President and Chief Executive Officer Obsidian Energy Ltd. Suite 200, 207—9th Avenue S.W. Calgary, Alberta Canada T2P 1K3 (403) 777-2500	Daniel M. Miller Dorsey & Whitney LLP 1095 West Pender Street Suite 1070 Vancouver, British Columbia Canada V6E 2M6 (604) 630-5199

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.† ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2024

OBSIDIAN ENERGY LTD.

Up to 668,933 common shares offered by selling securityholders

This prospectus relates to the offer and sale from time to time by the persons identified as selling securityholders under “Selling Securityholders” in this prospectus of up to 668,933 common shares of Obsidian Energy Ltd. previously issued by us to the selling securityholders. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the common shares by the selling securityholders under this prospectus.

The selling securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the selling securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The selling securityholders may sell these securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the selling securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. We are registering these securities for resale by the selling securityholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our common shares, or interests in our common shares received after the date of this prospectus from the selling securityholders as a gift, pledge, partnership distribution or other transfer.

Our common shares are listed on the Toronto Stock Exchange under the symbol “OBE” and on the NYSE American under the symbol “OBE”. On August 1, 2024, the closing price for our common shares on the Toronto Stock Exchange was CAD$9.74 and on the NYSE American was US$7.03.

Our principal executive offices are located at Suite 200, 207 - 9th Avenue S.W., Calgary, Alberta, Canada T2P 1K3, Telephone Number: (403) 777-2500.

Investing in our common shares involves risks. See “Risk Factors” on page 1 of this prospectus and other risk factors contained in the documents incorporated by reference herein, including our Annual Report on Form 40-F for the year ended December 31, 2023, for a discussion of information that should be considered in connection with an investment in our securities.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Where You Can Find More Information”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is    , 2024.

i

ABOUT THIS PROSPECTUS

You should rely only upon the information contained in or incorporated by reference into this prospectus and on other information included in the registration statement of which this prospectus forms a part. References to this “prospectus” include documents incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is different than the information included in or incorporated by reference into this prospectus. The information incorporated by reference into this prospectus is current only as of its date. We are not making an offer of common shares in any jurisdiction where the offer is not permitted by law.

In this prospectus (excluding the documents incorporated by reference into this prospectus), unless the context requires otherwise, references to “we”, “us” and “our” refer to Obsidian Energy Ltd. and the subsidiaries through which it operates its business.

Our consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and are stated in Canadian dollars. In this prospectus, unless otherwise indicated, references to “$” or “US$” indicate references to United States dollars. References to “CAD$” indicate references to Canadian dollars. On August 1, 2024, the exchange rate according to the Bank of Canada was CAD$1.00 = US$0.7222.

Before you invest, you should read this prospectus together with the information incorporated by reference into this prospectus and the additional information described below under the heading “Where You Can Find More Information”. You should refer to the registration statement of which this prospectus forms a part and the exhibits to the registration statement for further information.

RISK FACTORS

Investing in our common shares involves risks. Before you decide to invest in our common shares, you should carefully consider all risks described in the documents incorporated by reference into this prospectus, including subsequent documents incorporated by reference into this prospectus. Discussions of certain risks and uncertainties affecting us are provided under the heading “Risk Factors” beginning on page 32 of our Annual Information Form for the fiscal year ended December 31, 2023, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2023, which was filed with the SEC on February 22, 2024, as updated from time to time by our filings under the United States Securities Exchange Act of 1934, and other information contained in or incorporated by reference into this prospectus from time to time.

WHERE YOU CAN FIND MORE INFORMATION

We have filed under the Securities Act a registration statement on Form F-3 relating to the common shares. This prospectus forms a part of the registration statement. This prospectus does not contain all of the information included in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common shares you are encouraged to refer to the registration statement and the exhibits that are incorporated by reference into it.

We are subject to the information and periodic reporting requirements of the Exchange Act, applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act) and we fulfill our obligations with respect to those requirements by filing or furnishing reports with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our company and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.obsidianenergy.com. The information on our website is not incorporated by reference into the registration statement and should not be considered a part of the registration statement or this prospectus.

We are a foreign private issuer, and therefore are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our group’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our group’s securities. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with to the Securities and Exchange Commission are specifically incorporated by reference into, and form a part of, this prospectus:

1.	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2023.

2.

Our Current Reports on Form 6-K, furnished on January 9, 2024, January 31, 2024, February 20, 2024, February 27, 2024, March 27, 2024, April 26, 2024, May 2, 2024, May 2, 2024, May 15,2024, June 11, 2024, June 27, 2024, July 25, 2024 and August 1, 2024.

3.	Our registration statement on Form 8-A relating to our common shares, filed on January 21, 2022.

In addition, all subsequent Annual Reports on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Form 10-Q or Form 8-K, that we file pursuant to the Exchange Act prior to the termination of this offering, are hereby incorporated by reference into this prospectus. Also, we may incorporate by reference future reports on Form 6-K that we furnish subsequent to the date of this prospectus by stating in those Form 6-K’s that they are being incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive offices, Suite 200, 207 - 9th Avenue S.W., Calgary, Alberta, Canada T2P 1K3, Attention: Investor Relations; Telephone Number: 1-888-770-2633.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of Alberta, Canada and our principal offices are located in Calgary, Alberta, Canada. The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that we have been organized under the laws of Alberta, Canada, that most of our officers and directors are residents of Canada, that some or all of the experts named in this prospectus are residents of Canada, and that all or a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult for United States investors to effect service of process within the United States upon us and upon those directors, officers or experts who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States, predicated upon civil liability of such persons under United States federal or state securities laws. There is doubt as to the enforceability in Canada against us or against our directors, officers or experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts of liabilities based solely upon the United States federal or state securities laws. We have appointed Puglisi & Associates, 850 Library Ave, Suite 204, Newark, Delaware 19711, as our agent in the United States upon which service of process against us may be made in any action based on this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. These statements relate to future events or our future performance. All statements other than statements of historical fact may be forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “anticipate”, “continue”, “estimate”, “expect”, “forecast”, “budget”, “may”, “will”, “project”, “could”, “plan”, “intend”, “should”, “believe”, “outlook”, “objective”, “aim”, “potential”, “target” and similar words suggesting future events or future performance and similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated by our forward-looking statements. We believe the expectations reflected in our forward-looking statements are reasonable, but we cannot assure you that our expectations will prove to be correct. You should not unduly rely on forward-looking statements included in, or incorporated by reference into, this prospectus. These statements speak only as of the date of this prospectus or as of the date specified in the documents incorporated by reference into this prospectus, as applicable.

In particular, this prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements based on assumptions pertaining to, among other matters, the following:

•	the details of our expected 2024 guidance including capital, development, production, and decommissioning plans;

•	our three-year growth plan;

•	our syndicated credit facility and the possible reconfirmation, redetermination and term-out dates in connection therewith;

•	details of our acquisition, disposition, farm-out and financing strategy;

•

the maturity date of our Senior Unsecured Notes (as defined in our Annual Information Form for the fiscal year ended December 31, 2023, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2023);

•	our expectations for the industry that we operated in for 2024 and beyond;

•	our expectations regarding the operational and financial impact that climate change regulations in the jurisdictions in which we operate will have on us;

•	our expectations regarding First Nation relations;

•	our expectations on what our environmental programs will entail and how we expect to monitor and ensure compliance with our environmental policies;

•

our expected commitments as set forth in our ESG Report (as defined in our Annual Information Form for the fiscal year ended December 31, 2023, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2023) and timelines to achieve those commitments;

•	our expectations in connection with decommissioning and reclamation;

•

that we are unable to predict what additional emissions legislation or amendments governments may enact in the future, including what will need to be reported or remitted and in what time frame the possibility that we could face increased costs in order to comply with applicable emissions legislation;

•

our belief that the trend towards heightened and additional standards in environmental legislation and regulation will continue and our expectation that we will be making increased expenditures as a result of the expansion of our operations and the adoption of new legislation relating to the protection of the environment;

•	our assessment of the operational and financial impacts that certain risks factors could have on us and the value of our common shares should such risk factors materialize;

•

the expected timing of our AER Order (as defined in our Annual Information Form for the fiscal year ended December 31, 2023, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2023) appeal;

•

the quantity of our oil, natural gas liquids and natural gas reserves, the recoverability thereof, and the net present values of future net revenue to be derived from our reserves using forecast prices and costs, including the disclosure set forth in Appendix A-3 to our Annual Information Form for the fiscal year ended December 31, 2023, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2023, under “Statement of Reserves Data and Other Oil and Gas Information – Reserves Data”;

•	the amount of royalties, operating costs, development costs, abandonment and reclamation costs and income taxes that we will incur in connection with the production of our reserves;

•	our outlook for oil, natural gas liquids and natural gas prices;

•	our expectations regarding future currency exchange rates and inflation rates;

•	our expectations regarding funding the development of our reserves and the impact if we failed to develop those reserves;

•	our expectations regarding the timing for developing our proved undeveloped reserves and probable undeveloped reserves and the amount of future capital expenditures required to develop such reserves;

•	our expectations regarding the significant economic factors and other significant uncertainties that could affect our reserves data;

•

the number of net well bores, facilities and the length of pipeline in respect of which we expect to incur abandonment and reclamation costs and the total amount of such costs that we expect to incur and the timing thereof;

•	the details of our exploration and development plans in the Cardium, Peace River and Viking in 2024;

•	the expectations for our 2024 capital program;

•	the expected lands that will be surrendered unless we qualify them in some manner;

•	our expectations regarding when we will be required to pay income taxes;

•

our intention to continue to actively identify and evaluate hedging opportunities in order to reduce our exposure to fluctuations in commodity prices and protect our future cash flows and capital programs; and

•	the nature of, effectiveness of, and benefits to be derived from, our future marketing arrangements and risk management strategies.

Although we believe that the expectations reflected in the forward-looking statements contained or incorporated by reference in this prospectus, and the assumptions on which such forward-looking statements are made, are reasonable, there can be no assurance that the expectations will prove to be correct. Readers are cautioned not to place undue reliance on forward-looking statements included or incorporated by reference in this prospectus, as there can be no assurance that the plans, intentions or expectations upon which the forward-looking statements are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties that contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements will not occur, which may cause our actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things:

•

the possibility that we are unable to execute some or all of our asset acquisition or disposition programs on favorable terms or at all, whether due to the failure to receive requisite regulatory or other third-party approvals or satisfy applicable closing conditions or for other reasons that we cannot anticipate;

•

changes in our plans (including the three-year growth plan) regarding the implementation of new technologies, facilities replacement and construction, and operations based on key learnings and experience gained through the design and implementation of such plans;

•	the impact that any government assistance programs could have on us in connection with, among other things, a pandemic and other regional and/or global health related events;

•	the impact on energy demands due to regional and/or global health related events;

•

the possibility that we will not be able to successfully execute our long-term plan (including the three-year growth plan) in part or in full, and the possibility that some or all of the benefits that we anticipate will accrue to us, our shareholders and other stakeholders as a result of the successful execution of such plan do not materialize;

•

the possibility that we are unable to complete one or more of the potential transactions being pursued on favorable terms or at all, or that we and our shareholders and other stakeholders do not realize the anticipated benefits of any such transaction that is completed;

•	the impact on energy demand and commodity prices of regional and/or global health related events and the responses of governments and the public to a pandemic;

•

the risk that the significant decrease in the valuation of oil and natural gas companies and their securities and the decrease in confidence in the oil and natural gas industry generally that has been caused by, among other things, the worldwide transition towards less reliance on fossil fuels persists or worsens;

•

the possibility that the revolving period and/or term out period of our credit facility and the maturity date of our term loan and/or Senior Unsecured Notes is not further extended (if necessary), that the borrowing base under our credit facility is reduced, that we are unable to renew our credit facility on acceptable terms or at all and/or finance the repayment of our term loan and/or Senior Unsecured Notes when they mature on acceptable terms or at all and/or obtain new debt and/or equity financing to replace one or all of our credit facilities, term loan or Senior Unsecured Notes;

•	the impact of weather conditions on seasonal demand;

•

the risk that we will be unable to execute our capital programs as planned without significant adverse impacts from various factors beyond our control, including weather, infrastructure access and delays in obtaining regulatory approvals and third-party consents including from First Nations, as applicable;

•	risks inherent in oil and natural gas operations and operations on Indigenous lands;

•	uncertainties associated with estimating reserves and resources;

•	competition for, among other things, capital, acquisitions of reserves, resources, undeveloped lands and skilled personnel;

•	incorrect assessments of the value of acquisitions;

•	geological, technical, drilling and processing problems;

•	general economic and political conditions in Canada, the U.S., Europe and globally, and in particular, the effect that those conditions have on commodity prices and our access to capital;

•

industry conditions, including fluctuations in the price of oil, natural gas liquids and natural gas, price differentials for oil and natural gas produced in Canada as compared to other markets and transportation restrictions, including pipeline and railway capacity constraints;

•	royalties payable in respect of our oil and natural gas production and changes to government royalty frameworks in jurisdictions in which we operate and the impact that such changes may have on us;

•

changes in government laws and regulations affecting us in particular and the oil and natural gas industry in general, including environmental and emissions regulations and the Government of Canada’s recent amendments to the deceptive marketing practices provisions of the Competition Act (Canada) that specifically address “greenwashing”;

•	fluctuations in foreign exchange or interest rates;

•

unanticipated operating events or environmental events that can reduce production or cause production to be shut-in or delayed, (including extreme cold during winter months, wild fires, flooding and droughts (which could limit our access to the water we require for our operations)) or inability to access our properties due to blockades or other activism;

•	failure to obtain regulatory, industry partner and other third-party consents and approvals when required, including for acquisitions, dispositions, joint ventures, partnerships and mergers;

•	failure to realize the anticipated benefits of dispositions, acquisitions, joint ventures and partnerships;

•	changes in taxation and other laws and regulations that affect us and our securityholders;

•	the potential failure of counterparties to honor their contractual obligations;

•	stock market volatility and market valuations;

•	the ability of the Organization of the Petroleum Exporting Countries to control production and balance global supply and demand of oil at desired price levels;

•	political uncertainty, including the risks of hostilities, in the petroleum producing regions of the world;

•	delays in exploration and development activities if drilling and related equipment is unavailable or if access to drilling locations is restricted;

•	the impact of pipeline interruptions and apportionments and the actions or inactions of third-party operators; and

•

the other factors described under “Risk Factors” in our Annual Information Form for the fiscal year ended December 31, 2023, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2023, and in our public filings available in Canada at www.sedarplus.ca and in the United States at www.sec.gov.

Statements relating to “reserves” or “resources” are by their nature forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, that the resources and reserves described can be profitably produced in the future.

Readers are cautioned that the foregoing list of factors is not exhaustive. The forward-looking statements contained in this prospectus and the documents incorporated by reference in this prospectus are expressly qualified by this cautionary statement. The factors listed above should not be construed as exhaustive. This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward-looking statements unless expressly required to do so by applicable securities laws.

OBSIDIAN ENERGY LTD.

We are a Canadian-based corporation formed by amalgamation under the Business Corporations Act (Alberta), which we refer to as the “ABCA”. We are engaged in the business of oil and natural gas exploration, development, acquisition and production in Canada. Our operations are currently focused in Western Canada.

Our common shares are listed on the Toronto Stock Exchange under the symbol “OBE” and on the NYSE American under the symbol “OBE”.

As of July 31, 2024, there were 76,005,410 of our common shares issued and outstanding.

Our principal executive offices are located at Suite 200, 207—9th Avenue S.W., Calgary, Alberta, Canada T2P 1K3, Telephone Number: (403) 777-2500.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common shares by the selling securityholders.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus there have been no material changes to our operations that have occurred since December 31, 2023, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as at June 30, 2024, the date of our most recently filed consolidated financial statements. This table should be read in conjunction with our consolidated financial statements and the related notes and management’s discussion and analysis of financial condition and results of operations in respect of those statements that are incorporated by reference in this prospectus.

(CAD$ in millions)	As of June 30, 2024
Components of capital:
Shareholders’ capital	$2,158.1
Long-term debt	$376.9

Total Capitalization	$2,535.0

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the selling securityholders of up to 668,933 common shares.

The selling securityholders may offer and sell, from time to time, any or all of the common shares being offered for resale pursuant to this prospectus. In this prospectus, the term “selling securityholders” includes (i) the persons identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named selling securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The table below sets forth, as of the date of this prospectus, the names of the selling securityholders for which we are registering common shares for resale to the public, and the aggregate number of common shares that the selling securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. Also, in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days of August 2, 2024 are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same common shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same common shares. We have based percentage ownership on 76,005,410 common shares outstanding as of the date of this prospectus.

Because each selling securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a selling securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be disposed of by the selling securityholders and further assumed that the selling securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the selling securityholders’ method of distributing these securities.

Unless otherwise indicated, the business address of each beneficial owner listed in the tables below is c/o Obsidian Energy Ltd. Suite 200, 207 - 9th Avenue S.W., Calgary, Alberta, Canada T2P 1K3.

Name of Selling Securityholder	Number of Common Shares Owned Prior to Offering	Number of Common Shares to be Sold in Offering	Percentage of Common Shares Held After Offering (1)
Stephen Loukas(2)	913,134	643,933	*
John Brydson(3)	411,571	25,000	*

*	Less than 1%.
(1)	Calculated based on rule 13d-3(d)(1) under the Exchange Act, using 76,005,410 common shares outstanding as of July 31, 2024.
(2)	Stephen Loukas is our President and Chief Executive Officer and a member of our Board of Directors.
(3)	John Brydson is an independent member of our Board of Directors.

PLAN OF DISTRIBUTION

The selling securityholders may, from time to time, in one or more transactions, sell any or all of their common shares on any stock exchange, market or trading facility on which our common shares are traded or in negotiated transactions. These sales may be at fixed prices or prices that may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales made directly on the Toronto Stock Exchange, NYSE American or other existing trading markets for our common shares. The prices at which the common shares may be offered may vary as between purchasers and during the period of distribution. The selling securityholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale. The selling securityholders may sell the common shares to or through underwriters or dealers, and also may sell common shares to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers, or pursuant to delayed delivery contracts, by remarketing firms or by other means.

In effecting sales, brokers or dealers engaged by the selling securityholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of common shares by a broker-dealer as principal and resales of common shares by the broker-dealer for its account pursuant to an applicable prospectus supplement, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the common shares covered by an applicable prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The selling securityholders may sell common shares other than pursuant to this prospectus or an applicable prospectus supplement under available exemptions from the registration requirements of the Securities Act. The selling securityholders may sell none, some or all of the common shares. We cannot predict when or in what amounts the selling securityholders may sell any of their common shares.

If necessary, we will prepare a prospectus supplement in connection with the offer and sale of common shares by the selling securityholders.

The aggregate proceeds to the selling securityholders from the sale of the common shares offered by them will be the purchase price of the common shares less expenses and discounts or commissions, if any. Each of the selling securityholders may reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents. We will not receive any proceeds from the sale of the common shares by the selling securityholders. We will bear all costs, expenses and fees in connection with the registration of the common shares to be sold by the selling securityholders, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of securities offered under this prospectus, which will be borne by the selling securityholders.

Underwriters, dealers and agents who participate in the offer and sale of the common shares may be entitled, under agreements to be entered into with the selling securityholders, to indemnification by the selling securityholders against certain liabilities, including liabilities under the Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of common shares, the underwriters may have agreements with the selling securityholders to over-allot or effect transactions that stabilize or maintain the market price of the common shares offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No assurance can be given that a market for trading in common shares of any series or issue will develop or as to the liquidity of any such market, whether or not the common shares are listed on a securities exchange.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our common shares are listed on the Toronto Stock Exchange under the symbol “OBE” and on the NYSE American under the symbol “OBE”.

We are authorized to issue an unlimited number of common shares without nominal or par value and 90,000,000 preferred shares without nominal or par value.

A description of the common shares is set forth under the headings “Capitalization of Obsidian Energy” and “Dividends and Dividend Policy” in our Annual Information Form for the fiscal year ended December 31, 2023, filed as Exhibit 99.1 to our Annual Report on Form 40-F for the year ended December 31, 2023, all of which description is incorporated herein by reference as part of our Annual Report on Form 40-F for the year ended December 31, 2023. The foregoing description is only a summary of certain terms and conditions of the common shares and is qualified in its entirety by reference to our Articles of Amalgamation and By-Laws, each of which has been filed as an exhibit to the registration statement of which this prospectus form a part.

DESCRIPTION OF ARTICLES AND BY-LAWS

Conflict of Interest

Our By-Laws provide that a director or officer of our company who is a party to a material contract or material transaction or proposed material contract or proposed material transaction with our company, or is a director or an officer or has a material interest in any person who is a party to a material contract or proposed material contract or material transaction or proposed material transaction with our company, must disclose the nature and extent of his or her interest at the time and in the manner provided in the ABCA. Except as provided in the ABCA, no such director may vote on any resolution to approve such contract or transaction. If a material contract or material transaction is made between us and one or more of our directors or officers, or between us and another person of which a director or officer of our company is a director or officer or in which he or she has a material interest: (i) the contract or transaction is neither void nor voidable by reason only of that relationship, or by reason only that a director with an interest in the contract or transaction is present at or is counted to determine the presence of a quorum at a meeting of directors or committee of directors that authorized the contract or transaction; and (ii) a director or officer or former director or officer of our company to whom a profit accrues as a result of the making of the contract is not liable to account to us for that profit by reason only of holding office as a director or officer, if the director or officer disclosed his or her interest in accordance with the provisions of the ABCA and the contract was approved by our directors or our shareholders and it was reasonable and fair to us at the time it was approved.

Even if the above conditions are not met, our By-Laws provide that a director or officer acting honestly and in good faith will not be accountable to us or to our shareholders for any profit realized from a material contract or material transaction for which disclosure is required by the ABCA, and any such contract or transaction will not be void or voidable by reason only of the director or officer’s interest therein, provided that the material contract or material transaction was approved or confirmed by special resolution at a meeting of our shareholders, disclosure of the interest was made to our shareholders in a manner sufficient to indicate its nature before the contract or transaction was approved or confirmed, and the contract or transaction was reasonable and fair to us at the time it was approved or confirmed.

Remuneration of Directors, Officers and Employees

Our By-Laws provide that subject to our Articles of Amalgamation, our directors may fix the remuneration of our directors, officers and employees. Any remuneration paid to a director of our company will be in addition to the salary paid to the director in his or her capacity as an officer or employee of our company. Our directors may also by resolution award special remuneration to any director in undertaking any special services on our behalf. Our directors, officers and employees are also entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of our company.

Our By-Laws further provide that subject to our Articles of Amalgamation, a majority of the number of our directors constitutes a quorum at any meeting of directors and, notwithstanding any vacancy among the directors, and subject to the ABCA, a quorum of directors may exercise all the powers of the directors. None of our Articles of Amalgamation, By-Laws or the ABCA contain any explicit restrictions on our directors’ ability to fix the remuneration of directors in the absence of an independent quorum of directors. However, our directors are subject to the conflict of interest rules described above under “Conflict of Interest”, our directors fix the remuneration of directors in accordance with policies adopted by our directors from time to time, and our directors are subject to statutory and common law fiduciary duties at all times. Questions arising at any meeting of our directors are decided by a majority of votes. In the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Borrowing Powers of Directors

Our Articles of Amalgamation provide that our directors may, without authorization of our shareholders:

(i)	borrow money on the credit of our company;

(ii)	issue, reissue, sell or pledge debt obligations of our company;

(iii)	subject to the ABCA, give a guarantee on behalf of our company to secure performance of an obligation of any person; and

(iv)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of our company, owned or subsequently acquired, to secure any obligation of our company.

The ABCA provides that our directors will have these powers unless our Articles of Amalgamation or By-Laws provide otherwise. Any amendment to our Articles of Amalgamation or By-Laws would need to be approved by the holders of our common shares in accordance with the requirements of the ABCA. The ABCA also provides that unless our Articles of Amalgamation or By-Laws provide otherwise, our directors may, by resolution, delegate the powers referred to above to a director of our company, to a committee of our directors, or to an officer of our company.

Voting Rights

Our Articles of Amalgamation provide that the holders of our common shares are entitled to notice of, to attend and to one vote per share held at any meeting of our shareholders (other than meetings of a class or series of shares other than the common shares as such). Our directors do not stand for re-election at staggered intervals.

The holders of our common shares are entitled to receive dividends as and when declared by our Board of Directors on the common shares as a class, subject to prior satisfaction of all preferential rights to dividends attached to shares of other classes of our shares ranking in priority to the common shares in respect of dividends. Pursuant to our By-Laws, any dividend unclaimed after a period ending on the last business day prior to the third anniversary of the date on which the dividend has been declared to be payable will be forfeited and will revert to us and will be deemed to have been transferred to us on that date.

Our Articles of Amalgamation further provide that the holders of our common shares are entitled in the event of any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, and subject to prior satisfaction of all preferential rights to return of capital on dissolution attached to all shares of other classes of our shares ranking in priority to the common shares in respect of return of capital on dissolution, to share rateably, together with the holders of shares of any other class of our shares ranking equally with our common shares in respect of return of capital on dissolution, in such of our assets as are available for distribution.

Changes to Shareholder Rights

In accordance with the ABCA, the rights of holders of our common shares may be changed by amending our Articles of Amalgamation or, to the extent applicable, our By-Laws. An amendment to our Articles of Amalgamation or By-Laws, as applicable, would require the approval of the holders of our common shares in accordance with the requirements of the ABCA.

Shareholder Meetings

Our By-Laws provide that, subject to sections 131 and 132 of the ABCA, our annual meeting of shareholders must be held at our registered office or at a place elsewhere within Alberta (or outside Alberta if permitted by our Articles) determined by our directors on such day in each year and at such time that our directors may determine. Our Articles of Amalgamation provide that our annual meeting of shareholders may be held at any place within Alberta or at any of the following cities: Vancouver, British Columbia; Victoria, British Columbia; Winnipeg, Manitoba; Toronto, Ontario; Ottawa, Ontario; Montreal, Quebec; or Halifax, Nova Scotia. The ABCA requires that we hold an annual meeting of our shareholders each year, no later than 15 months after the date of our prior annual shareholders meeting.

In addition, our directors may at any time call a special meeting of shareholders to be held on the day and at the time and, subject to section 131 of the ABCA, at the place within Alberta that our directors may determine (or, if our Articles of Amalgamation so provide, outside Alberta).

Under the ABCA, where a company is a reporting issuer, notice of a meeting of shareholders is required to be provided at least 21 days, but no more than 50 days, prior to the date on which the meeting is to be held.

The ABCA permits a record date to be fixed for determining shareholders entitled to receive notice of or to vote at a meeting of shareholders. If a record date is fixed, it must be a date that is at least 21 days, but no more than 50 days, prior to the date on which the meeting is to be held. If a record date is not fixed, the record date will be determined in accordance with the provisions of the ABCA.

Our By-Laws state that the only persons entitled to be present at a meeting of shareholders are:

(a)	those entitled to vote at the meeting;

(b)	our directors, officers and auditors;

(c)	others who, although not entitled to vote, are entitled or required under any provision of the ABCA, our Articles of Amalgamation or our By-Laws to be present at the meeting;

(d)	our legal counsel when invited by us to attend the meeting; and

(e)	any other person on the invitation of the chair of the meeting or with the consent of the meeting.

Pursuant to our By-Laws, votes at meetings of our shareholders may be given either personally or by proxy. Every question submitted to any meeting of our shareholders will be decided on a show of hands except when a ballot is required by the chair of the meeting or is demanded by a shareholder or proxyholder entitled to vote at the meeting. A shareholder or proxyholder may demand a ballot either before or on the declaration of the result of any vote by show of hands. At every meeting at which he or she is entitled to vote, every shareholder present in person and every proxyholder has one vote on a show of hands. Upon a ballot at which he or she is entitled to vote, every shareholder present in person or by proxy will (subject to the provisions, if any, of our Articles of Amalgamation) have one vote for every share for which he or she is entitled to vote. In the case of an equality of votes the chair of the meeting shall not, either on a show of hands or on a ballot, have a second or casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder or proxyholder.

At any meeting, unless a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting, a declaration by the chair of the meeting that a resolution has been carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the resolution.

If at any meeting a ballot is demanded on the election of a chair or on the question of adjournment or termination, the ballot must be taken promptly without adjournment. If a ballot is demanded on any other question or as to the election of directors, the ballot must be taken in the manner and either at once or later at the meeting or after adjournment as the chair of the meeting directs. The result of a ballot will be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

With the consent of the chair of the meeting, a shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by electronic means, telephone or other communication facilities that permit all persons participating in the meeting to hear or otherwise communicate with each other and a person participating in such a meeting by those means is deemed for the purposes of the ABCA and our By-Laws to be present at the meeting.

If our directors or shareholders call a meeting of shareholders, the directors or the shareholders, as the case may be, may (with the consent of the chair of the meeting) determine that the meeting will be held, in accordance with the regulation to the ABCA, if any, entirely by electronic means, telephone or other communication facility that permits all participants to communicate adequately with each other during the meeting.

The chair of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and if the meeting is adjourned by one or more adjournments for an aggregate of less than 30 days it is not necessary to give notice of the adjourned meeting other than by announcement at the time of an adjournment.

Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

Two persons present and holding or representing by proxy one-quarter of the shares entitled to vote at a meeting of shareholders constitutes a quorum. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. Notwithstanding the foregoing, if we have only one shareholder, or one shareholder holding a majority of the shares entitled to vote at the meeting, that shareholder present in person or by proxy constitutes a meeting and a quorum for the meeting.

A resolution in writing signed by all the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of the shareholders. A resolution in writing dealing with all matters required by the ABCA or our By-Laws to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the ABCA and our By-Laws relating to meetings of shareholders.

Qualification of Directors

In accordance with the ABCA, a person must be at least 18 years of age in order to serve as a director of our company. In accordance with our Director Retirement Policy, each non-management member of our Board of Directors must offer their resignation as a director upon reaching the age of 73 and annually after that date. The Board, after receiving the recommendation of the Human Resources, Governance and Compensation Committee of our Board of Directors, shall determine whether to accept such resignation.

Our Director and Executive Share Ownership Policy provides that: (a) each non-management member of our Board of Directors, other than the Chair, is required to meet and maintain ownership of a minimum value of our common shares representing at least three times the non-management director’s total annual retainer within five years from the date they join our Board of Directors; and (b) the Chair of the Board of Directors is required to meet and maintain ownership of a minimum value of our common shares representing at least three times the Chair’s total annual retainer within five years from the date of appointment as Chair. The number of common shares deemed to be held by an individual is calculated in accordance with the Policy.

Nomination of Directors

Our By-Laws set forth procedures that must be followed by any shareholder who intends to nominate any person for election as a director, other than pursuant to a proposal made in accordance with the ABCA, or a requisition of a shareholder meeting made pursuant to the ABCA. Our By-Laws stipulate a deadline by which shareholders must notify us of their intention to nominate directors and also sets out the information that shareholders must provide regarding each director nominee and the nominating shareholder in order for the requirements of the By-Laws to be met. These requirements are intended to provide all shareholders, including those voting by proxy, with the opportunity to evaluate the nominees and vote in an informed and timely manner regarding said nominees. These procedures also ensure orderly and efficient shareholder meetings by providing a structured and transparent framework for nominating directors. No person nominated by a shareholder will be eligible for election as a director unless nominated in accordance with the provisions of the By-Laws.

EXPENSES

The expenses in connection with the offer and sale of the common shares being offered are as follows:

Securities and Exchange Commission Registration Fee	$712
Legal Fees and Expenses	$57,000	*
Auditor Fees	$15,000	*
Miscellaneous Expenses	$10,000	*
Total	$82,712	*

*	Estimated

INDEMNIFICATION

Our By-Laws provide that no director or officer of our company will be liable to us for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to us through the insufficiency or deficiency of title to any property acquired by us or for or on behalf of our company or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to us shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to us or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office of trust or in relation thereto, unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly, in good faith with a view to our best interests, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the ABCA or relieve him or her from liability for a breach of that duty under the ABCA.

Our By-Laws require that we indemnify our directors and officers, our former directors and officers and any person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, to the maximum extent permitted under the ABCA. We have entered into indemnification agreements with our officers and directors that indemnify those persons to the maximum amount permitted by applicable law. Pursuant to these agreements, we have agreed to provide an advance of defence costs prior to final disposition of a proceeding, subject to an obligation to repay in certain circumstances.

As permitted by the ABCA, our By-Laws also state that we may purchase and maintain insurance for the benefit of any person referred to in the above paragraph against any liability incurred by him or her:

(a)	in his or her capacity as a director or officer of our company, except where the liability relates to his or her failure to act honestly and in good faith with a view to our best interests; or

(b)

in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at our request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.

We have purchased insurance against potential claims against our directors and officers and against loss for which we may be required or permitted by law to indemnify those directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the applicable provisions of the ABCA and our By-Laws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the common shares being offered by this prospectus will be passed upon for us by Burnet, Duckworth & Palmer LLP, Calgary, Alberta. Dorsey & Whitney LLP, Vancouver, British Columbia and Seattle, Washington, has advised us with respect to certain U.S. legal matters.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2023 and 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Certain information relating to our reserves incorporated by reference into this prospectus has been calculated by us and evaluated, as at December 31, 2023, by GLJ Ltd., an independent petroleum engineering consultant retained by us, and has been so included in reliance on the evaluation of GLJ Ltd., given upon the authority of said firm as an expert in reserve engineering.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Section 124 of the Business Corporations Act (Alberta) provides as follows:

124(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director’s or officer’s heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other action or proceeding in which the director or officer is involved by reason of being or having been a director or officer of that corporation or body corporate, if

(a)	the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director’s or officer’s conduct was lawful.

(2) A corporation may with the approval of the Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).

(3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal, administrative, investigative or other action or proceeding in which the person is involved by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

(a)	was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and

(b)	fulfils the conditions set out in subsection (1)(a) and (b).

(3.1) A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) the person shall repay the funds advanced.

(4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person

(a)	in the person’s capacity as a director or officer of the corporation, or

(b)	in the person’s capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation’s request.

(5) A corporation or a person referred to in subsection (1) may apply to the Court for an order approving an indemnity under this section and the Court may so order and make any further order it thinks fit.

(6) On an application under subsection (5), the Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Sections 15, 16 and 17 of our By-Law No.1, contain the following provisions with respect to the protection and indemnification of our directors and officers:

For the Protection of Directors and Officers

15. No director or officer of the Corporation shall be liable to the Corporation for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office of trust or in relation thereto, unless the same shall happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve him or her from liability for a breach of that duty under the Act.

Indemnities to Directors and Others

16. The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, charges and expenses, to the maximum extent permitted under the Act and may enter into indemnification agreements with each such persons from time to time. Nothing herein contained shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this paragraph 16.

Insurance

17. The Corporation may purchase and maintain insurance for the benefit of any person referred to in paragraph 16 against any liability incurred by him or her:

(a)

in his or her capacity as a director or officer of the Corporation, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the Corporation; or

(b)

in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at the Corporation’s request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the body corporate.

The Corporation has purchased insurance against potential claims against the directors or officers of the Corporation and against loss for which the Corporation may be required or permitted by law to indemnify such directors and officers.

The Corporation has entered into indemnification agreements with its officers and directors that indemnify such persons to the maximum amount permitted by applicable law. Pursuant to these agreements, the Corporation has agreed to provide an advance of defence costs prior to final disposition of a proceeding, subject to an obligation to repay in certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the applicable provisions of the Business Corporations Act (Alberta) and our By-Laws, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 9. Exhibits

Exhibits Number	Document Description

3.1	Certificate and Articles of Amalgamation of Obsidian Energy Ltd., dated January 1, 2023

3.2	By-Law No. 1 (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form F-4, filed on September 21, 2020)

3.3	By-Law No. 2 (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form F-4, filed on September 21, 2020)

5.1	Opinion of Burnet, Duckworth & Palmer LLP

23.1	Consent of KPMG LLP

23.2	Consent of GLJ Ltd.

23.3	Consent of Burnet, Duckworth & Palmer LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages to this Registration Statement)

107	Filing Fee Table

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(i)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that the undertakings set forth above in paragraphs (i)(1), (i)(2) and (i)(3) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(ii)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of post-effective amendment, financial statements required pursuant to this paragraph (iv) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement.

(v)

That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(vi)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employees benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on August 2, 2024.

OBSIDIAN ENERGY LTD.

By:	/s/ Stephen E. Loukas
Name: Stephen E. Loukas Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Stephen E. Loukas and Peter D. Scott, and each of them, any of whom may act without the joinder of the other, his true and lawful attorneys-in-fact and agent, acting together, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including, without limitation, post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 2, 2024.

Signature	Title

/s/ Stephen E. Loukas Stephen E. Loukas	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Peter D. Scott Peter D. Scott	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

/s/ Gordon M. Ritchie Gordon M. Ritchie	Chair of the Board and Director

/s/ Shani Bosman Shani Bosman	Director

/s/ John Brydson John Brydson	Director

/s/ Raymond D. Crossley Raymond D. Crossley	Director

/s/ Michael J. Faust Michael J. Faust	Director

/s/ Edward (Ed) H. Kernaghan Edward (Ed) H. Kernaghan	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Obsidian Energy Ltd. in the United States, on August 2, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name Donald J. Puglisi
Title: Managing Director